Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
470-448-5561
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2020 Results

ALPHARETTA, Ga., Feb. 18, 2021/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2020 results.

“I’m pleased with our team’s execution and accomplishments in 2020 highlighted by our cost savings, the integration of our recent acquisitions and free cash flow improvement throughout the year, while successfully responding to the challenges presented by the pandemic," stated Joe Woody, Avanos’ chief executive officer. “During the quarter we continued to build momentum across our franchises, while we maintained our cost discipline and implemented a 2020 restructuring program to further drive efficiencies and reduce costs.”

Woody continued, “We enter 2021 in a strong position and are poised to execute on our plan to deliver top-line growth, drive margin improvement and generate free cash flow in 2021 and beyond.”

2020 Financial Highlights
•Fourth quarter net sales totaled $185 million, a 3 percent decrease from the prior year. For the year, net sales increased 3 percent to $715 million.
•Net loss for the fourth quarter was $47 million, compared to net loss of $6 million in the prior year. Adjusted net income for the quarter totaled $13 million, compared to $16 million a year ago. For the year, net loss totaled $27 million, compared to net loss of $46 million in the prior year. On an adjusted basis, net income for 2020 totaled $38 million, compared to $51 million in the prior year.
•Fourth quarter diluted earnings per share were $(0.99), compared to $(0.13) a year ago. 2020 diluted earnings per share were $(0.57), compared to $(0.96) in the prior year.
•Fourth quarter adjusted diluted earnings per share were $0.28, compared to $0.34 in the prior year. For the year, adjusted diluted earnings per share totaled $0.79, compared to $1.07 in 2019.

Operational and Business Highlights
•The company implemented a 2020 restructuring program that included, streamlining the senior leadership team, consolidating other corporate functions to gain efficiencies and aligning office space with its post-pandemic work model. Overall, the restructuring charge is expected to range between $25 million and $30 million, which includes approximately $21 million of non-cash intangibles and asset write-downs that have already been expensed in 2020. The company expects annual cash savings of approximately $7 million.
•The company recently presented new COOLIEF* data at the 19th Annual Pain Meeting hosted by the American Society of Regional Anesthesia and Pain Medicine. The long-term follow-up from our large, multicentered randomized clinical trial indicated that patients saw extended clinical improvements in both pain and function lasting two years. This is the second clinical study that has demonstrated up to 24 months of pain relief and functional improvements for subjects suffering from knee osteoarthritis following a single COOLIEF procedure.
•The Centers for Medicare & Medicaid Service (CMS) released its 2021 Ambulatory Surgical Center (ASC) Payment System Final Rule, which favorably includes higher reimbursement for radiofrequency nerve ablation procedures in the knee when performed in an ASC setting.
•
Fourth Quarter 2020 Operating Results
Net sales totaled $185 million, a 3 percent decrease compared to the prior year. Continued growth in Chronic Care was driven by an elevated demand in Respiratory Health from Closed Suction Catheters and Oral Care products due to the pandemic. This growth was offset by the expected lower volume in both Acute Pain and Interventional Pain, due to fewer elective procedures.

Gross margin was 48 percent compared to 58 percent a year ago. Adjusted gross margin was 54 percent, primarily due to product mix, the write-down of obsolete inventory and raw materials, and the elevated costs associated with the company's COVID-19 efforts, compared to 60 percent in the prior year.

Operating loss was $45 million compared to a loss of $3 million in 2019. Charges related to the 2020 restructuring program and a settlement payment to resolve litigation related to surgical gowns impacted results. On an adjusted basis, operating profit was $21 million, compared to $26 million a year ago. Performance was impacted by lower gross margin and lower sales, partially offset by cost savings in operating expenses.

Adjusted EBITDA for the quarter was $27 million, compared to $31 million in the prior year.

Full-Year 2020 Operating Results
Net sales increased 3 percent to $715 million, compared to 2019. The acquisitions of NeoMed and Summit contributed 4 percent of growth. Continued strong pandemic-related demand for Respiratory Health products was offset by lower volume in Acute Pain and Interventional Pain due to fewer elective procedures, resulting in 1 percent lower organic volume.

Gross margin was 52 percent compared to 58 percent in 2019. Adjusted gross margin was 56 percent, which reflects the impact of product mix, the write down of obsolete inventory and raw materials, and the elevated costs associated with the company's COVID-19 efforts, compared to 60 percent last year.

Operating loss was $46 million compared to loss of $56 million in the prior year. On an adjusted basis, operating profit totaled $66 million compared to $76 million in 2019. Performance was impacted by lower gross margin, which was partially offset by higher sales and cost savings in operating expenses.

Full-year, adjusted EBITDA totaled $89 million, compared to $93 million in the prior year.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $4 million, which includes a $25 million payment to the company's former parent company to amicably resolve the disputes between them, compared to an outflow of $11 million a year ago. For the year, free cash flow was an outflow of $23 million, compared to an outflow of $125 million in the prior year.

At year-end 2020, the company’s cash balance was $112 million, compared to $205 million at year-end 2019. Total debt at the end of the fourth quarter totaled $180 million, consisting of a draw on the company's revolving credit facility. Overall, debt decreased by $68 million compared to year-end 2019.

Full-Year 2021 Outlook
At this time, the company is not providing 2021 guidance, due to the uncertainties associated with the impact of the COVID-19 pandemic. The company cannot fully quantify the extent or duration of the impact of the pandemic on its financial results. However, the company will continue to monitor the situation and provide further updates as appropriate.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Incremental expenses associated with altering operations in response to the COVID-19 pandemic.
•Expenses associated with restructuring activities, including IT-related charges.
•Expenses associated with post divestiture transition activities.
•The amortization of intangible assets associated with prior business acquisitions.
•Expenses associated with certain litigation matters.
•Certain acquisition and integration charges related to the acquisition of Game Ready, NeoMed, Summit Medical, and Endoclear LLC.
•The tax effects of the adjusting items,
•Benefit associated with tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10151737. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution and IT implementation; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Year EndedDecember 31,
	2020	2019	Change	2020	2019	Change
Net Sales	$185.0	$189.8	(2.5)%	$714.8	$697.6	2.5%
Cost of products sold	96.1	80.1	20.0	341.5	295.4	15.6
Gross Profit	88.9	109.7	(19.0)	373.3	402.2	(7.2)
Research and development expenses	9.6	8.4	14.3	34.9	37.7	(7.4)
Selling and general expenses	82.2	103.6	(20.7)	332.6	399.1	(16.7)
Other expense, net	41.9	0.9	N.M.	51.9	21.1	N.M.
Operating Loss	(44.8)	(3.2)	N.M.	(46.1)	(55.7)	(17.2)
Interest income	0.1	1.0	N.M.	1.2	6.7	N.M.
Interest expense	(2.7)	(4.3)	(37.2)	(15.6)	(15.0)	4.0
Loss Before Income Taxes	(47.4)	(6.5)	N.M.	(60.5)	(64.0)	(5.5)
Income tax benefit	0.2	0.4	N.M.	33.3	18.1	N.M.
Net (Loss) Income	$(47.2)	$(6.1)	N.M.	$(27.2)	$(45.9)	N.M.

Interest expense, net	2.6	3.3	(21.2)	14.4	8.3	N.M.
Income tax (benefit) provision	(0.2)	(0.4)	N.M.	(33.3)	(18.1)	N.M.
Depreciation and amortization	10.8	11.3	(4.4)	42.9	36.9	16.3
EBITDA	$(34.0)	$8.1	N.M.	$(3.2)	$(18.8)	N.M.

Loss Per Share
Basic	$(0.99)	$(0.13)	N.M.	$(0.57)	$(0.96)	N.M.
Diluted	$(0.99)	$(0.13)	N.M.	$(0.57)	$(0.96)	N.M.

Common Shares Outstanding
Basic	47.9	47.7		47.8	47.6
Diluted	47.9	47.7		47.8	47.6

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
As reported	$88.9	$109.7	$373.3	$402.2
Gross profit margin, as reported	48.1%	57.8%	52.2%	57.7%

COVID-19 related expenses	0.6	—	4.9	—
2020 Restructuring charges	1.1	—	1.1	—
Post divestiture restructuring and IT charges	0.8	0.7	2.8	2.9
Post divestiture transition charges	5.9	1.4	7.6	5.9
Acquisition and integration-related charges	0.1	0.1	0.9	0.1
Intangibles amortization	1.6	1.9	6.6	5.6

As adjusted non-GAAP	$99.0	$113.8	$397.2	$416.7
Gross profit margin, as adjusted	53.5%	60.0%	55.6%	59.7%

	Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
As reported	$(44.8)	$(3.2)	$(46.1)	$(55.7)

COVID-19 related expenses(a)	1.0	—	7.9	—
2020 Restructuring charges(b)	27.6	—	27.6	—
Post divestiture restructuring and IT charges(c)	0.8	4.0	2.2	20.2
Post divestiture transition charges(d)(e)	6.7	13.2	14.9	56.3
Acquisition and integration-related charges	2.9	5.0	12.5	13.1
Litigation and legal(f)	21.7	1.1	27.5	22.5
Intangibles amortization	4.8	5.4	19.4	20.0

As adjusted non-GAAP	$20.7	$25.5	$65.9	$76.4
_________________________________
(a)Except for the amounts impacting gross profit (see "Gross Profit" table), COVID-19 related expenses are included in "Selling and general expenses."
(b)2020 Restructuring charges include $1.1 million in "Cost of products sold" (see "Gross Profit" table), $1.0 million in "Research and Development," $5.5 million in "Selling and general expenses" and $20.0 million in "Other expense, net."
(c)Except for amounts impacting gross profit (see "Gross Profit" table), post divestiture restructuring and IT charges are included in "Selling and general expenses."
(d)In the three months ended December 31, 2020, post divestiture transition charges includes $5.9 million in "Cost of products sold" (see "Gross Profit" table), $0.9 million of expense in "Selling and general expenses" partially offset by a credit of $0.1 million of expense in "Other expense, net." For the year ended December 31, 2020, post divestiture transition charges includes $7.6 million, in "Cost of products sold," $7.7 million of expense in "Selling and general expenses" partially offset by a credit of $0.4 million in "Other expense, net."
(e)In the three months ended December 31, 2019, post divestiture transition charges includes $1.4 million in "Cost of products sold" (see "Gross Profit" table), $12.4 million of expense in "Selling and general expenses" partially offset by a credit of $0.6 million in "Other expense, net." For the year ended December 31, 2019, post divestiture transition charges includes $5.9 million in "Cost of products sold, $53.1 million of expense in "Selling and general expenses" partially offset by a credit of $2.7 million in "Other expense, net."
(f)Litigation and legal expenses are included in "Other expense, net."

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
As reported	$(47.4)	$(6.5)	$(60.5)	$(64.0)

COVID-19 related expenses	1.0	—	7.9	—
2020 Restructuring charges	27.6	—	27.6	—
Post divestiture restructuring and IT charges	0.8	4.0	2.2	20.2
Post divestiture transition charges	6.7	13.2	14.9	56.3
Acquisition and integration-related charges	2.9	5.0	12.5	13.1
Litigation and legal	21.7	1.1	27.5	22.5
Intangibles amortization	4.8	5.4	19.4	20.0

As adjusted non-GAAP	$18.1	$22.2	$51.5	$68.1

	Tax Benefit (Provision)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
As reported	$0.2	$0.4	$33.3	$18.1
Effective tax rate, as reported	0.4%	6.2%	55.0%	28.3%

Tax effects of adjusting items	(13.4)	(6.3)	(24.6)	(35.4)
Tax effects of the CARES Act and other(a)	8.5	—	(22.5)	—

As adjusted non-GAAP	$(4.7)	$(5.9)	$(13.8)	$(17.3)
Effective tax rate, as adjusted	26.0%	26.6%	26.8%	25.4%
__________________________________________________
(a)The CARES Act allows for the carryback of U.S. net operating losses to prior years resulting in a benefit reversal of $8.0 million and a benefit of $25.1 million for three and twelve months ended December 31, 2020, respectively.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended December 31,		Year EndedDecember 31,
	2020	2019	2020	2019
As reported	$(47.2)	$(6.1)	$(27.2)	$(45.9)
Diluted EPS, as reported	$(0.99)	$(0.13)	$(0.57)	$(0.96)

COVID-19 related expenses	1.0	—	7.9	—
2020 Restructuring charges	27.6	—	27.6	—
Post divestiture restructuring and IT charges	0.8	4.0	2.2	20.2
Post divestiture transition charges	6.7	13.2	14.9	56.3
Acquisition and integration-related charges	2.9	5.0	12.5	13.1
Litigation and legal	21.7	1.1	27.5	22.5
Intangibles amortization	4.8	5.4	19.4	20.0
Tax effects of adjusting items	(13.4)	(6.3)	(24.6)	(35.4)
Tax effects of the CARES Act and other	8.5	—	(22.5)	—

As adjusted non-GAAP	$13.4	$16.3	$37.7	$50.8
Diluted EPS, as adjusted	$0.28	$0.34	$0.79	$1.07

	EBITDA
	Three Months Ended December 31,		Year EndedDecember 31,
	2020	2019	2020	2019
EBITDA, as reported	$(34.0)	$8.1	$(3.2)	$(18.8)

COVID-19 related expenses	1.0	—	7.9	—
2020 Restructuring charges	27.6	—	27.6	—
Post divestiture restructuring and IT charges	0.8	4.0	2.2	20.2
Post divestiture transition charges	6.7	13.2	14.9	56.3
Acquisition and integration-related charges	2.9	5.0	12.5	13.1
Litigation and legal	21.7	1.1	27.5	22.5

Adjusted EBITDA	$26.7	$31.4	$89.4	$93.3

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year EndedDecember 31,
	2020	2019	2020	2019
Cash (used in) provided by operating activities	$1.1	$(2.9)	$(2.5)	$(74.5)
Capital expenditures	(5.1)	(8.1)	(20.2)	(50.6)
Free Cash Flow	$(4.0)	$(11.0)	$(22.7)	$(125.1)

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$111.5	$205.3
Accounts receivable, net of allowances	167.9	163.8
Inventories	168.9	145.9
Prepaid expenses and other current assets	18.9	23.5
Total Current Assets	467.2	538.5
Property, Plant and Equipment, net	175.3	184.5
Operating Lease Right of Use Assets	48.3	64.0
Goodwill	802.5	800.9
Other Intangible Assets, net	157.7	184.3
Deferred Tax Assets	10.0	16.1
Other Assets	11.8	11.3
TOTAL ASSETS	$1,672.8	$1,799.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligation	$15.5	$14.7
Trade accounts payable	67.6	83.0
Accrued expenses	83.2	114.8
Total Current Liabilities	166.3	212.5
Long-Term Debt	180.0	248.1
Operating Lease Obligation	53.3	62.6
Deferred Tax Liabilities	5.7	—
Other Long-Term Liabilities	11.0	11.2
TOTAL LIABILITIES	416.3	534.4
Stockholders’ Equity	1,256.5	1,265.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,672.8	$1,799.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Activities
Net (loss) income	$(47.2)	$(6.1)	$(27.2)	$(45.9)
Depreciation and amortization	10.8	11.3	42.9	36.9
Asset impairments	21.5	—	21.5	—
Net loss on asset dispositions	0.9	0.1	2.2	0.6
Changes in operating assets and liabilities	(33.2)	5.5	(67.8)	(59.6)
Deferred income taxes and other	48.3	(13.7)	25.9	(6.5)
Cash (Used in) Provided by Operating Activities	1.1	(2.9)	(2.5)	(74.5)
Investing Activities
Capital expenditures	(5.1)	(8.1)	(20.2)	(50.6)
Acquisition of assets and investments in businesses	—	—	(4.0)	(57.5)
Cash (Used in) Provided by Investing Activities	(5.1)	(8.1)	(24.2)	(108.1)
Financing Activities
Debt repayments	(249.8)	—	(249.8)	(0.2)
Line of credit facility proceeds	185.0	—	185.0	—
Line of credit facility repayments	(5.0)	—	(5.0)	—
Purchase of treasury stock	(0.5)	(0.2)	(0.9)	(3.6)
Proceeds from the exercise of stock options	2.0	0.1	3.4	5.3
Payment of contingent consideration liabilities	—	—	(2.7)	—
Cash (Used in) Provided by Financing Activities	(68.3)	(0.1)	(70.0)	1.5
Effect of Exchange Rate Changes on Cash and Cash Equivalents	3.8	2.0	2.9	1.9
(Decrease) Increase in Cash and Cash Equivalents	(68.5)	(9.1)	(93.8)	(179.2)
Cash and Cash Equivalents - Beginning of Period	180.0	214.4	205.3	384.5
Cash and Cash Equivalents - End of Period	$111.5	$205.3	$111.5	$205.3

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months EndedDecember 31,			Year EndedDecember 31,
	2020	2019	Change	2020	2019	Change
Chronic care	$116.0	$113.4	2.3%	$471.2	$413.7	13.9%
Pain management	69.0	76.4	(9.7)	243.6	283.9	(14.2)
Total Net sales	$185.0	$189.8	(2.5)%	$714.8	$697.6	2.5%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change - QTD	(3)%	(3)%	(1)%	1%	—%
Net Sales - percentage change - YTD	3%	3%	—%	—%	—%
_______________________________________________
(a)For the quarter, volume includes incremental sales for NeoMed and Summit products. For the full-year, volume includes incremental sales for Game Ready, NeoMed, and Summit products.
(b)Other includes rounding.